                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            P. H. GLATFELTER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            P. H. GLATFELTER COMPANY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

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     (4) Date filed:

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---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                        [P. H. GLATFELTER COMPANY LOGO]

                            P. H. GLATFELTER COMPANY
                             228 SOUTH MAIN STREET
                        SPRING GROVE, PENNSYLVANIA 17362

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 1996

                             ---------------------

TO THE SHAREHOLDERS:

     The annual meeting of shareholders of P. H. Glatfelter Company will be held at the Company's principal office, 228 South Main Street, Spring Grove, Pennsylvania, on Wednesday, April 24, 1996 at 10:00 A.M. for the following purposes:

          1. To elect three members of the Board of Directors, each to serve for full three-year terms expiring in 1999.

          2. To transact such other business as may properly come before the meeting.

     Only holders of Common Stock of record on the transfer books of the Company at the close of business on March 6, 1996 will be entitled to notice of and to vote at the meeting.

     It is important that your shares be represented and voted at the Annual Meeting. Whether or not you currently intend to be present personally at the Annual Meeting, you are urged to complete, date, sign and return the accompanying proxy in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. You may still vote in person if you do attend the Annual Meeting.

                                            /s/ R. S. WOOD

                                            R. S. WOOD,
                                            Secretary

March 15, 1996

                            P. H. GLATFELTER COMPANY

                                PROXY STATEMENT

                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of P. H. Glatfelter Company (the "Company"), 228 South Main Street, Spring Grove, Pennsylvania 17362. Copies of this proxy statement and the accompanying proxy are being mailed to the holders of Common Stock on or after March 15, 1996. The proxy may be revoked by a shareholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person or by the timely submission of a properly executed later dated proxy. The expense of this solicitation will be paid by the Company. Some of the officers and other employees of the Company may solicit proxies personally and by telephone.

     Holders of Common Stock of record at the close of business on March 6, 1996 will be entitled to one vote per share so held of record on all business of the meeting, except that the holders have cumulative voting rights in elections of directors. Therefore, each shareholder is entitled to as many votes in the election of directors of each class as shall equal the number of his shares of Common Stock multiplied by the number of directors of such class to be elected. A shareholder may cast all such votes for a single nominee or may distribute them between two or more nominees within such class as he sees fit. The Company had 42,832,706 shares of Common Stock outstanding on the record date. The presence at the meeting in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum, but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted. If the proxy is signed and returned without directions, the shares will be voted as indicated in the Proxy Statement by the persons named in the accompanying proxy. The votes will be counted by judges of election appointed by the Company.

                             ELECTION OF DIRECTORS

     Three directors are to be elected at the annual meeting of shareholders to serve three-year terms expiring on the date of the 1999 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of N. DeBenedictis, G. H. Glatfelter and M. A. Johnson II for terms expiring in 1999, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. Messrs. DeBenedictis, Glatfelter and Johnson are currently directors of the Company. The persons named in the proxy will have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable. The three nominees for director receiving the highest number of votes cast by shareholders entitled to vote thereon will be elected to serve on the Board of Directors. The Board of Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors unless the Board of Directors reduces the number of directors accordingly.

     The following table sets forth information as to the nominees and the other persons who are to continue as directors of the Company after the annual meeting. The offices referred to in the table are offices of the Company unless otherwise indicated. For information concerning the number of shares of Common Stock of the Company owned by each director and all directors and officers as a group as of March 6, 1996, see "Ownership of Common Stock."

                                       YEAR FIRST                PRINCIPAL OCCUPATION AND
                                       ELECTED A                BUSINESSES DURING LAST FIVE
           NAME                AGE      DIRECTOR              YEARS AND CURRENT DIRECTORSHIPS
---------------------------    ---     ----------     -----------------------------------------------
Nominees to be elected for terms expiring in 1999:
Nicholas DeBenedictis           50         1995       Chairman and Chief Executive Officer of
                                                      Philadelphia Suburban Corporation since May
                                                      1993; President and Chief Executive Officer of
                                                      Philadelphia Suburban Corporation and Chairman
                                                      of Philadelphia Suburban Water Company from
                                                      July 1992 to May 1993; Senior Vice President of
                                                      Corporate Public Affairs of Philadelphia
                                                      Electric Company prior to June 1992; Director
                                                      of Philadelphia Suburban Corporation, Air &
                                                      Water Technologies Corporation and Provident
                                                      Mutual Life Insurance Company
George H. Glatfelter(1)         69         1970       Retired; former Vice President--Manufacturing,
                                                      Spring Grove Mill
M. A. Johnson II                62         1970       Retired; former Executive Vice President,
                                                      Treasurer and Chief Financial Officer
Directors continuing for terms expiring in 1998:
P. H. Glatfelter III(1)         79         1944       Chairman Emeritus since 1988; Chairman of the
                                                      Board prior thereto
Roger S. Hillas                 68         1964       Retired; Chairman and Chief Executive Officer,
                                                      Meritor Savings Bank, prior to December 1992;
                                                      Director of Consolidated Rail Corporation, Toll
                                                      Bros., Inc., VF Corporation and The Bon-Ton
                                                      Stores, Inc.
Paul R. Roedel                  68         1992       Retired; Chairman and Chief Executive Officer,
                                                      Carpenter Technology Corporation, manufacturer
                                                      of specialty metals, prior to July 1992;
                                                      Director of Carpenter Technology Corporation,
                                                      Meridian Bancorp, Inc. and General Public
                                                      Utilities Corporation
John M. Sanzo                   46         1992       Private Financial Consultant since June 1994;
                                                      President, Edison Control Corporation,
                                                      manufacturer of circuit indicators for electric
                                                      utility industry, from November 1991 to June
                                                      1994; Managing Director, The First Boston
                                                      Corporation, an investment bank, prior to
                                                      August 1991

                                       YEAR FIRST                PRINCIPAL OCCUPATION AND
                                       ELECTED A                BUSINESSES DURING LAST FIVE
           NAME                AGE      DIRECTOR              YEARS AND CURRENT DIRECTORSHIPS
---------------------------    ---     ----------     -----------------------------------------------
Directors continuing for terms expiring in 1997:
Robert E. Chappell              51         1989       President and Chief Executive Officer, Penn
                                                      Mutual Life Insurance Company since April 1995;
                                                      President and Chief Operating Officer, Penn
                                                      Mutual Life Insurance Company from January 1994
                                                      to April 1995; Executive Vice President, PNC
                                                      Bank Corp., a bank holding company, from
                                                      January 1992 to December 1993; Chairman,
                                                      Provident National Bank, a subsidiary of PNC
                                                      Bank Corp., prior to January 1993; Vice
                                                      Chairman, PNC Financial Corp prior to December
                                                      1991; President, Provident National Bank prior
                                                      to May 1991
George H. Glatfelter II(1)      44         1992       Senior Vice President since September 1995;
                                                      Vice President--General Manager, Glatfelter
                                                      Paper Division from May 1993 to September 1995;
                                                      General Manager, Glatfelter Paper Division
                                                      prior to May 1993
Thomas C. Norris                57         1976       Chairman, President and Chief Executive Officer
Richard L. Smoot                55         1994       President and Chief Executive Officer, PNC
                                                      Bank, National Association, Philadelphia/South
                                                      Jersey markets since October 1995; President
                                                      and Chief Executive Officer, PNC Bank, National
                                                      Association, Philadelphia from July 1991 to
                                                      October 1995; President, Provident National
                                                      Bank, from May 1991 to July 1991; Executive
                                                      Vice President, Provident National Bank, prior
                                                      to May 1991

---------------

(1) P. H. Glatfelter III and George H. Glatfelter are brothers. George H. Glatfelter II is the son of George H. Glatfelter.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

BOARD OF DIRECTORS

     The Board of Directors held six meetings during 1995. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board of Directors and committees thereof on which he served in 1995, except for R. E. Chappell and P. R. Roedel. The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Employee Benefits Committee. The members of all of these committees are appointed by the Board.

COMMITTEES

     Executive Committee -- The Executive Committee consists of six members of the Board: G. H. Glatfelter, P. H. Glatfelter III, R. S. Hillas, M. A. Johnson II, J. W. Kennedy and T. C. Norris. The Executive Committee has the authority to exercise all of the powers of the Board of Directors between meetings of the Board, except the power to amend the Company's By-Laws, submit matters to shareholders for approval, create or fill vacancies in the Board of Directors and repeal or modify any prior action of the Board of Directors that by its terms can be repealed or amended only by the Board. The Executive Committee held no meetings during 1995.

     Audit Committee -- The Audit Committee consists of six members of the
Board: G. Baldwin, Jr., R. E. Chappell, J. W. Kennedy, R. S. Hillas, P. R. Roedel and J. M. Sanzo, none of whom are members of the Company's management. Generally, the Audit Committee (i) recommends to the Board of Directors the independent accountants to be appointed for the Company, (ii) meets with the independent accountants, the chief internal auditor and corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent accountants and internal auditors, including in the case of the independent accountants, the fees for such services and (iii) reviews and reports on the results of such audits to the Board of Directors. The Audit Committee held two meetings during 1995.

     In accordance with the recommendations of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its consolidated subsidiaries for the year ending December 31, 1996. A representative of Deloitte & Touche is expected to attend the shareholders' meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     Compensation Committee -- The Compensation Committee consists of five members of the Board: P. H. Glatfelter III, R. S. Hillas, J. W. Kennedy, P. R. Roedel and R. L. Smoot. The responsibilities of the Compensation Committee are described below (see "Report of Compensation Committee on Executive Compensation"). The Compensation Committee held six meetings during 1995.

     Finance Committee -- The Finance Committee consists of six members of the
Board: R. E. Chappell, G. H. Glatfelter II, P. H. Glatfelter III, M. A. Johnson II, T. C. Norris and J. M. Sanzo. The Finance Committee is responsible for overseeing the Company's financial affairs and recommending such financial actions and policies, including those with respect to dividends, as are most appropriate to accommodate the Company's strategic and operating strategies while maintaining its sound financial condition. The Finance Committee held two meetings during 1995.

     Nominating Committee -- The Nominating Committee consists of four members of the Board: P. H. Glatfelter III, R. S. Hillas, T. C. Norris and J. M. Sanzo. The responsibilities of the Nominating Committee include the identification and recruitment of effective candidates for nomination as directors and officers of the Company. The Nominating Committee held three meetings during 1995. The Nominating Committee will consider as nominees for election to the Board persons recommended by the holders of Common Stock of the Company. Any shareholder desiring to recommend a nominee for election at the 1997 annual meeting of shareholders should submit such nomination in writing to the Secretary of the Company by November 17, 1996.

     Employee Benefits Committee -- The Employee Benefits Committee consists of two members of the Board, G. H. Glatfelter II and T. C. Norris, and three officers or employees of the Company, D. H. Landis, R. P. Newcomer and R. S. Wood. The responsibilities of the Employee Benefits Committee include the general overview of the provisions of various pension plans of the Company and periodic review of pension fund performance. The Committee is also responsible for administering the Company's various profit sharing, 401(k) savings and stock ownership plans and for conducting a periodic review of profit sharing and savings plan fund performance. The Committee held two meetings during 1995.

COMPENSATION OF DIRECTORS

     The compensation policy with respect to non-employee directors was revised in April, 1995. Previously, non-employee directors received as compensation for serving on the Board an annual retainer of $12,000. Non-employee directors are now paid a retainer fee of $7,500 per year. In addition, non-employee directors are paid $1,000 for every board meeting attended plus $500 for every committee meeting attended. Non-employee committee chairpersons also receive an annual committee-related retainer of $1,000.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation from the Company and its subsidiaries which was awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the Company's five other most highly compensated executive officers in 1995, including R. W. Wand, an executive officer who retired October 1, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                              ------------------------------------
                                                                       AWARDS
                                                              ------------------------  PAYOUTS($)
          NAME AND                     ANNUAL COMPENSATION     RESTRICTED   SECURITIES  ----------
         PRINCIPAL            FISCAL  ----------------------     STOCK      UNDERLYING     LTIP         ALL OTHER
          POSITION             YEAR   SALARY($)  BONUS($)(1)  AWARDS($)(2)   OPTIONS    PAYOUTS($)  COMPENSATION($)(3)
----------------------------  ------  ---------  -----------  ------------  ----------  ----------  ------------------
T. C. Norris................   1995    355,052     370,964          0              0            0         10,567
  Chairman, President and      1994    320,102       4,802          0              0            0          9,519
  CEO                          1993    316,337      15,184          0         45,000            0          9,405
J. F. Myers.................   1995    166,320     191,953          0         18,230            0          4,990
  Vice President--             1994    151,200       2,268          0              0            0          4,536
  Manufacturing Technology     1993    149,094       7,157          0         25,000            0          4,473
R. P. Newcomer..............   1995    140,277     191,914          0         18,230            0          4,122
  Senior Vice President,       1994    112,212       1,683          0              0            0          3,280
  Treasurer and CFO            1993    101,204       4,858          0         25,000            0          3,000
G. H. Glatfelter II.........   1995    157,593     152,416          0         15,580            0              0
  Senior Vice President        1994    128,619       4,244          0              0            0              0
                               1993    119,899       6,355          0         25,000            0              0
R. W. Wand..................   1995    152,425     146,393          0              0            0         16,775
  Retired, former Vice         1994    183,492       2,752          0              0            0          5,530
  President--Administration    1993    182,157       8,744          0         25,000      718,750          5,490
R. S. Lawrence..............   1995    146,760     133,056          0         15,580            0          4,403
  Vice President--General      1994    127,620           0          0              0            0          3,829
  Manager, Ecusta Paper        1993    119,112       1,634          0         25,000            0          2,808
  Division

---------------
(1) Reflects distributions under a broad-based profit sharing plan payable to all salaried employees and bonuses under the Management Incentive Plan for executive officers and other senior level employees. Bonuses under the Management Incentive Plan were not earned in 1994 or 1993 since financial results did not meet minimum award goals.

(2) At December 31, 1995, Mr. Norris held restricted stock awards for 160,000 shares of common stock, 100,000 shares of which will vest on May 1, 1996 and 20,000 shares of which will vest on each of May 1, 1997, May 1, 1998 and May 1, 1999. At December 31, 1995, Mr. Myers held restricted stock awards for 50,000 shares of common stock, all of which will vest on May 1, 1996. At December 31, 1995, the fair market value of the shares subject to awards held by Mr. Norris and Mr. Myers was $2,740,000 and $856,250, respectively. No dividends are paid on shares subject to restricted stock awards which have not vested. The table does not include performance shares described under "Long-Term Incentive Plan Awards".

(3) Other compensation reported for 1995 represents (a) matching contributions under the Company's Employee Stock Purchase Plan; (b) matching contributions under the Company's 401(k) Savings Plan; (c) in the case of Mr. Norris and Mr. Wand, $25 payable to each employee at the Company's Spring Grove Mill with service to the Company in excess of 25 years; and (d) $12,177 paid to Mr. Wand after his retirement pursuant to a part-time consulting agreement under which Mr. Wand has been acting as a part-time environmental consultant to the Company. The Company contributions during 1995 under the Company's Employee Stock Purchase Plan were as follows: $7,644 to Mr. Norris; $3,742 to Mr. Myers; $2,952 to Mr. Newcomer; $4,573 to Mr. Wand and $3,302 to Mr. Lawrence. The Company contributions during 1995 pursuant to the Company's 401(k) Savings Plan were as follows: $2,898 to Mr. Norris; $1,248 to Mr. Myers; $1,170 to Mr. Newcomer and $1,101 to Mr. Lawrence.

OPTION GRANTS

     The following table sets forth information concerning the number of options granted during 1995 and the value of unexercised options to purchase Common Stock held by the named executive officers at December 31, 1995. Under the terms of the stock options granted during 1995, none of the options were exercisable until 1996.

                             OPTION GRANTS IN 1995

                                                                                        POTENTIAL REALIZABLE
                                                                                               VALUE
                                                                                         AT ASSUMED ANNUAL
                                                                                               RATES
                           NUMBER OF          % OF                                         OF STOCK PRICE
                          SECURITIES          TOTAL                                       APPRECIATION FOR
                          UNDERLYING         OPTIONS                                           OPTION
                            OPTIONS        GRANTED TO       EXERCISE                          TERM(2)
                            GRANTED         EMPLOYEES        PRICE        EXPIRATION    --------------------
         NAME               (#)(1)         DURING 1995     ($/SH)(1)         DATE        5%($)       10%($)
-----------------------  -------------    -------------    ----------     ----------    -------     --------
T. C. Norris...........           0             --               --              --          --           --
J. F. Myers............      18,230            7.9            17.81         4/30/05     204,216      517,523
R. P. Newcomer.........      18,230            7.9            17.81         4/30/05     204,216      517,523
G. H. Glatfelter II....      15,580            6.8            17.81         4/30/05     174,530      442,293
R. W. Wand.............           0             --               --              --          --           --
R. S. Lawrence.........      15,580            6.8            17.81         4/30/05     174,530      442,293

---------------

(1) Options granted are exercisable with respect to 25% of the total number of shares subject to option on each of January 1, 1996 and January 1 of the following three years, provided the grantee of the option has been continuously employed by the Company since the date of grant.

(2) Based on these assumed rates of appreciation, the aggregate market value of the 43,435,312 shares of the Company's Common Stock outstanding on December 31, 1995, would increase by approximately $516,000,000 ($11.89 per share) and $1,263,000,000 ($29.08 per share), respectively, over the option term. The dollar amount shown for the named executive officers is not discounted to present value and is prior to payment of federal and state taxes.

YEAR-END OPTION VALUES

     The following table sets forth information concerning options exercised in 1995 and the value of unexercised options to purchase Common Stock held by the named executive officers at December 31, 1995.

                      AGGREGATED OPTION EXERCISES IN 1995
                     AND OPTION VALUES AT DECEMBER 31, 1995

                                                                                           VALUE OF UNEXERCISED
                                                                NUMBER OF                      IN-THE-MONEY
                           SHARES                              UNEXERCISED                      OPTIONS AT
                         ACQUIRED ON                       OPTIONS AT 12/31/95                12/31/95($)(1)
                          EXERCISE         VALUE       ----------------------------    ----------------------------
         NAME                (#)        REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------  -----------    -----------    -----------    -------------    -----------    -------------
T. C. Norris...........          0            n/a         22,500          22,500            0               0
J. F. Myers............          0            n/a         12,500          30,730            0               0
R. P. Newcomer.........          0            n/a         12,500          30,730            0               0
G. H. Glatfelter II....          0            n/a         12,500          28,080            0               0
R. W. Wand.............     12,500         59,766              0               0            0               0
R. S. Lawrence.........          0            n/a         12,500          28,080            0               0

---------------

(1) The exercise price exceeded the market value of the Company's Common Stock on December 31, 1995.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth information concerning the number of performance shares granted in 1995 under the Company's 1992 Key Employee Long-Term Incentive Plan.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1995

                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                        NUMBER OF       PERFORMANCE OR                   NON-STOCK PRICE BASED PLAN
                      SHARES, UNITS      OTHER PERIOD      ------------------------------------------------------
                        OR OTHER       UNTIL MATURATION    THRESHOLD                TARGET                MAXIMUM
        NAME            RIGHTS(1)        OR PAYOUT(2)      SHARES(#)              SHARES(#)               SHARES(#)
--------------------  -------------    ----------------    ---------    ------------------------------    -------
T .C. Norris........         --                  --             --                      --                    --
J. F. Myers.........      5,650             4 years          2,825                   5,650                11,300
R .P. Newcomer......      5,650             4 years          2,825                   5,650                11,300
G. H. Glatfelter
  II................      4,830             4 years          2,415                   4,830                 9,660
R. W. Wand..........         --                  --             --                      --                    --
R. S. Lawrence......      4,830             4 years          2,415                   4,830                 9,660

---------------

(1) Performance shares awarded in 1995 under the 1992 Key Employee Long-Term Incentive Plan will be paid at the end of the performance period in amounts based upon the Company's success in achieving certain performance goals, which are a combination of (i) return on average shareholders' equity and
    (ii) pre-tax earnings growth for the period. Payouts of earned performance shares will be made in common stock of the Company. If the threshold return on average shareholders' equity is not attained, no shares will be issued. The performance shares will be forfeited upon termination of a participant's employment with the Company during the performance period for any reason other than death or disability.

(2) The performance period is from January 1, 1995 to December 31, 1998.

EMPLOYEE BENEFIT PLANS

  Salary Continuation Plan

     The Company has a Salary Continuation Plan which provides for the payment for ten years following the retirement or death of the participant of an amount which on an actuarial basis as computed in 1987, was expected to equal the difference between 55% of the participant's then projected compensation at age 60 and the sum of then projected Social Security and Company pension plan retirement benefits to which the participant is entitled. If the participant dies prior to retirement, the benefits are payable to the participant's beneficiary. Compensation for purposes of the Salary Continuation Plan generally includes salary plus cash received and deferred compensation accrued under the Company's Management Incentive Plan and Salaried Employees' Profit Sharing Plan and Company contributions under the Employee Stock Purchase Plan. The Company has purchased insurance on the lives of the participants to provide funds to help offset the costs of benefits payable under the Plan. T. C. Norris and R. W. Wand are the only named executive officers who participate in the Plan.

  Pension Plans

     Officers and directors who are full time employees of the Company participate either in the Spring Grove Division Pension Plan for salaried employees or the Ecusta Division Pension Plan for salaried employees (the "Pension Plans"). Benefits payable under the Pension Plans are based upon years of service and average annual compensation for the five consecutive calendar years during the ten years preceding the year of retirement that yield the highest average. Retirement benefits under the Pension Plans are not subject to any deduction for Social Security benefits. Retirement benefits accrued under the Ecusta Division Pension Plan are reduced by any pension benefits payable under a pension plan maintained by a predecessor employer. Annual compensation for purpose of the Pension Plans generally includes salary as listed in the Summary Compensation Table on page 5 ("Compensation Table") plus bonus listed in the Compensation Table for the prior year (but excluding profit sharing awards). To the extent deferral of an award under the Company's Management Incentive Plan causes a reduction in a participant's pension under the Pension Plan applicable to him, the Management Incentive Plan provides a pension supplement.

     Participants in the Spring Grove Division Pension Plan who have been participating since before May 1, 1970 may receive a benefit, if greater than the usual benefit, which does not give effect to years of service, and is based on plan earnings, which consist of the sum of average compensation in excess of annual base salary for the five year period prior to the year of actual retirement, or, if earlier, the year in which the employee attains age 60, and the annual base salary as of the April 30th closest to the retirement date or, if earlier, the April 30th closest to the 60th birthday. Annual compensation for such participants generally means the salary and bonus amounts listed in the Compensation Table.

     The Company has a Supplemental Executive Retirement Plan which provides participants with pension benefits that would have been payable under the Company's Pension Plans but for certain legal limits. The benefits payable under this Plan to each participant are equal to the difference between the benefits that would have been payable under the applicable Pension Plan in the absence of any legal limits and the benefits actually payable under the applicable Pension Plan. Participants may elect to receive the benefits in any form permitted under the applicable Pension Plan, or in the form of a single sum.

     The following table shows the estimated annual retirement benefits payable in the form of a single life annuity at normal retirement age under the Pension Plans for salaried employees, the Supplemental Executive Retirement Plan and the pension supplement provided under the Management Incentive Plan.

                               PENSION PLAN TABLE

                                                 ESTIMATED ANNUAL RETIREMENT BENEFIT BASED ON YEARS OF
AVERAGE ANNUAL                                                          SERVICE
FIVE YEAR PLAN                                  -------------------------------------------------------
 COMPENSATION                                     15          20          25          30          35
--------------                                  -------     -------     -------     -------     -------
  125,000.....................................   25,782      34,376      42,970      46,095      49,220
  150,000.....................................   31,032      41,376      51,720      55,470      59,220
  175,000.....................................   36,282      48,376      60,470      64,845      69,220
  200,000.....................................   41,532      55,376      69,220      74,220      79,220
  250,000.....................................   52,032      69,376      86,720      92,970      99,220
  300,000.....................................   62,532      83,376     104,220     111,720     119,220
  400,000.....................................   83,532     111,376     139,220     149,220     159,220
  500,000.....................................  104,532     139,376     174,220     186,720     199,220
  600,000.....................................  125,532     167,376     209,220     224,220     239,220
  700,000.....................................  146,532     195,376     244,220     261,720     279,220
  800,000.....................................  167,532     223,376     279,220     299,220     319,220

The following executive officers who participate in the Pension Plans had the indicated credited years of service at December 31, 1995: T. C. Norris: 36 years, J. F. Myers: 28 years, R. P. Newcomer: 23 years, G. H. Glatfelter II: 19 years, and R. S. Lawrence: 35 years.

     Of the named executive officers at December 31, 1995, Mr. Norris and Mr. Myers were participants in the Spring Grove Division Pension Plan before May 1, 1970 and their accrued benefits at age 65 in the form of a single life annuity under such plan, calculated without respect to service, were $243,449 and $100,909 per year, respectively.

     The Company has a Supplemental Management Pension Plan which provides for the payment of an early retirement supplement to any participant who retires before reaching age 65 and elects to defer receipt of benefits under one of the Company's Pension Plans until he reaches age 65 or, if earlier, until the first day of the 36th month following his retirement. The monthly payment equals the monthly amount calculated for the participant under the Pension Plan, but with the addition of three years to the participant's age. Payments end when the participant or the participant's beneficiary begins to receive payments under the Pension Plan or, if there is no beneficiary, at death.

                        COMPENSATION COMMITTEE INTERLOCK
                           AND INSIDER PARTICIPATION

     The Compensation Committee consists of five members of the Board of
Directors: J. W. Kennedy (Chairman), P. H. Glatfelter III, R. S. Hillas, P. R. Roedel and R. L. Smoot. Mr. Glatfelter is Chairman Emeritus and a former Chairman of the Board and President of the Company, and is also a principal shareholder of the Company (see "Ownership of Common Stock" below).

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and approves the elements of the Company's executive compensation program and assesses the effectiveness of the program as a whole. The Compensation Committee's responsibilities include: (i) reviewing and establishing the level of salaries and benefits for corporate officers and other key senior management employees of the Company, including but not limited to benefits under the Company's long-term incentive plan, profit sharing plan, defined benefit and contribution plans and other welfare benefit plans, (ii) reviewing annually with the Company's Chief Executive Officer, T. C. Norris, the job performance of corporate officers and key senior management as measured against financial and other objectives and the Company's achievements as compared to certain other companies in the paper and forest products industry, and (iii) reviewing and approving the participants in, and the operating rules for awards under, the Company's Management Incentive Plan.

     The Compensation Committee from time to time reviews the Company's entire executive compensation structure through an examination of compensation information for comparable companies and certain broader-based data, including data relating to the geographic areas in which the Company has facilities, compiled by the Company and by compensation and other consulting firms. As used herein, comparable companies refer to other companies in the paper and forest products industry (both publicly and privately owned) selected by management as being the companies in the industry which on an overall basis are most similar to the Company in relation to size, products and financial and other characteristics and in certain cases to general industry and nondurable manufacturing companies of roughly the same revenue size as the Company. Certain of the comparable companies are included in the Dow Jones Paper Products Industry Group and/or the S&P 500, and therefore are represented in the Stock Performance Chart below. In examining the compensation paid by the comparable companies, the Compensation Committee does not analyze the stock performance of such companies, but does examine their general financial performance.

     Executive Compensation Policies. The Compensation Committee has generally structured the Company's executive compensation program (i) to be competitive with compensation programs of comparable companies to enable the Company to attract, retain and motivate a highly qualified executive management team, (ii) to provide a significant portion of variable-based compensation that is contingent upon objectively-measured performance to align executive officers' interests with those of the Company's shareholders, and (iii) to include appropriate and flexible design features in such programs which will be responsive to the peculiarities of the paper industry and to the changing needs of the Company. The elements of the Company's executive compensation program are salary, annual incentive compensation and long-term incentive compensation and other benefits. From time to time the Compensation Committee solicits the advice of compensation and other consulting firms to evaluate the Company's executive compensation program in order to ensure that such program is competitive with compensation programs of comparable companies. The Compensation Committee will consider whether any revisions to the Company's executive compensation program are appropriate due to Section 162(m) of the Internal Revenue Code and proposed regulations relating thereto which limit deductibility of compensation over $1 million paid to an executive officer in a year.

     Salary. The Company's policy is to pay fair salaries at levels which are sufficient to attract and retain high caliber individuals based on the relative value of each position, as measured against comparable companies. The Compensation Committee assigns each executive position a salary range based on the salary level for similar positions at comparable companies. Ranges are adjusted by the Committee periodically.

     Generally, executive officer salaries are reviewed and approved annually. The salary for each executive is set by the Compensation Committee within the established range for the position after an assessment of his or her performance and the relation of his or her salary to the midpoint for the relevant salary range, as well as the Company's financial results and general economic conditions. The factors that were considered in granting salary increases to executive officers in 1995 were as follows: (i) salaries for such officers had been frozen since April, 1993, (ii) the salary levels for a number of the executive officers were significantly below the midpoint salary levels of the salary grades for their respective positions and the midpoint salary levels for positions of similar scope and responsibility at comparable companies and, (iii) the Compensation Committee's assessment of the officer's performance as evaluated and reported to the Committee by the Chief Executive Officer. Mr. Glatfelter and Mr. Newcomer were granted additional increases coincident with their election to the office of Senior Vice President on September 27, 1995.

     Annual Incentive Compensation. The Compensation Committee establishes incentive bonus opportunities designed to encourage greater efforts on the part of key salaried employees to increase the profits of the

Company. The incentive bonus opportunities potentially represent a significant portion of total compensation and are intended to correlate with the financial performance of the Company or one or more divisions thereof. The underlying objectives of the Company's Management Incentive Plan are to assure that incentive bonus awards are at risk annually, to reward key mill management personnel on the basis of both mill and corporate financial results, and to provide an incentive bonus award structure for key salaried employees of the Company that is similar to that of comparable companies.

     To establish financial targets for payment of incentive awards, the Company and each of its mills are treated as separate profit centers. In addition, the Glatfelter Paper Group profit center represents a combination of the Spring Grove and Neenah mill profit centers. The incentive bonus award for all profit centers, exclusive of the Corporate profit center, is based on a combination of the return on capital employed (as defined for each of the individual mill profit centers), and the return on shareholders' equity (as defined) of the Company. The incentive bonus award for the Corporate profit center is based solely on return on shareholders' equity (as defined) of the Company.

     The Compensation Committee establishes maximum, target and minimum financial objectives to be achieved for each profit center each year. Under the Plan, when establishing such financial objectives, the Compensation Committee considers the current economic climate, the forecast for the Company's business and the historical financial results of the Company. This methodology is intended to induce management to enhance the profitability of the Company throughout the full business cycle, and therefore should provide value to the shareholders of the Company. The Compensation Committee believes that executive officers should not receive any incentive bonus if the Company does not achieve annually established minimum financial objectives.

     The financial performance of the Company's corporate and Ecusta mill profit centers for 1995, which were the most relevant profit centers for the named executive officers, exceeded the maximum financial objectives established by the Committee. Accordingly, in 1995 the Company made incentive bonus payments, in contrast to the prior two years when no incentive bonuses were paid because the Company did not reach the minimum financial objectives for those years.

     Long-Term Incentive Compensation. The Company's Long-Term Incentive Plan, which was approved by shareholders in 1992, enables the Company to offer key employees equity interests in the Company and other incentive awards, including performance-based stock incentives. Certain features of the Plan (i.e. stock options, performance awards, performance units and restricted stock) are similar to long-term incentives offered by many of the comparable companies. The primary purposes of the Plan are to (i) attract, retain, motivate and reward key employees, (ii) provide target long-term incentive award opportunities which are competitive with comparable companies, (iii) assure that the awards issued pursuant to the Plan reflect the cyclical and long-term nature of the paper industry, (iv) enable senior executives to acquire appropriate levels of equity interest in the Company in order to increase the alignment of their interests with those of shareholders and (v) otherwise strengthen the mutuality of interests between key employees and the Company's shareholders.

     In 1995, the Company adopted a long-term incentive program, developed at the direction of the Committee by an executive compensation consulting firm, under which stock options and/or performance shares are granted annually to key employees. The value of such awards is based upon the value of awards granted to positions of similar scope and responsibility within comparable companies. Stock options have an exercise price equal to the fair market value of the Company's Common Stock at the time of the grant and become exercisable in 25% increments on January 1 of the next four years. Contingent awards of performance shares are generally made on the first day of the four-year Award Period. At the end of the four-year award period, the number of shares earned is based upon the level of achievement of two factors: return on average shareholders' equity and pre-tax earnings growth for the four-year performance period. If the threshold return on average shareholders' equity is not attained, no shares are earned. Above the threshold goals, the contingent award is reduced if the target goals are not met and such contingent award is supplemented if the target goals are exceeded. Payouts of earned performance shares are made in common stock of the Company at the end of the four-year performance period. The primary factors considered by the Compensation Committee in setting the amounts of options and performance shares granted in 1995 were the amounts granted by comparable companies in establishing a new program and the Committee's view that the Company has granted long-term incentive awards in recent years with less frequency than many comparable companies.

     CEO Compensation. Mr. Norris' salary increased effective July 1, 1995, the first such increase since April 1, 1993. The Committee recognized Mr. Norris' leadership of the Company through the industry downcycle and the successful completion of the pulpmill modernization project. In addition, the Compensation Committee determined in its review of comparable company data that Mr. Norris' base salary was significantly below that of the average for his peer group and his midpoint base salary was also significantly below the average for his peer group.

     Mr. Norris received the maximum annual incentive bonus award for 1995 reflecting the fact that the financial performance of the Company's corporate profit center for 1995 exceeded the maximum financial objectives established by the Compensation Committee for 1995. At the request of Mr. Norris, the Compensation Committee did not award him any long-term incentive compensation in 1995.

                                            J. W. Kennedy
                                            P. H. Glatfelter III
                                            R. S. Hillas
                                            P. R. Roedel
                                            R. L. Smoot

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total return on the Company's Common Stock during the five years ended December 31, 1995 with the cumulative total return on the S&P 500 Composite Index and the Dow Jones Paper Products Industry Group. The comparison assumes $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
           AMONG P.H. GLATFELTER COMPANY, S&P 500 COMPOSITE INDEX AND
                    DOW JONES PAPER PRODUCTS INDUSTRY GROUP

                                                   DOW JONES
                                    S&P 500       PAPER PROD-
      MEASUREMENT PERIOD           COMPOSITE     UCTS INDUSTRY   P.H. GLATFELTER
    (FISCAL YEAR COVERED)            INDEX           GROUP          COMPANY
1990                                    100.00          100.00          100.00
1991                                    130.47          127.05          126.12
1992                                    140.41          123.94           86.12
1993                                    154.56          139.32           93.35
1994                                    156.60          154.31           81.12
1995                                    215.45          165.95           93.07

CERTAIN TRANSACTIONS

     R. L. Smoot, a director of the Company, is President and Chief Executive Officer of PNC Bank, National Association, Philadelphia/South Jersey markets. PNC Bank, National Association ("PNC Bank"), an indirect subsidiary of PNC Bank Corp., has a banking relationship with the Company and provides general banking services and credit facilities. The Company has a line of credit with PNC Bank in the amount of $45,000,000, in respect of which the Company paid $187,090 in interest for 1995. The maximum outstanding principal balance in 1995 was $22,300,000. All transactions between the Company and PNC Bank have been made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth as of March 6, 1996 (except as otherwise noted) the holdings of (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock of the Company, (ii) each director and certain executive officers and (iii) all directors and executive officers of the Company as a group. All stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person.

                                                             AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP            PERCENTAGE
                                                              (NUMBER OF SHARES)              OF CLASS
                                                       ---------------------------------        (IF
                                                                        VOTING AND/OR         GREATER
                        NAME                           DIRECT(1)     INVESTMENT POWER(2)      THAN 1%)
-----------------------------------------------------  ---------     -------------------     ----------
Principal Holders
  PNC Bank Corp......................................          0          16,717,089(3)         39.0%
     Fifth Ave. & Wood St.
     Pittsburgh, Pa.
  P. H. Glatfelter III...............................          0           9,851,725(4)(5)      23.0%
     Spring Grove, Pa.
  G. H. Glatfelter...................................          0           4,220,650(5)(6)       9.9%
     Spring Grove, Pa.
  P. H. Glatfelter Family Shareholders' Voting                 0          13,512,473(7)         31.5%
     Trust...........................................
     c/o PNC Bank
     17th and Chestnut Streets
     Philadelphia, Pa.
  John Hancock Mutual Life Insurance Company.........          0           2,428,803(8)          5.7%
     John Hancock Place
     Boston, Ma.

Directors and certain officers (other than those listed above)

  G. Baldwin, Jr.....................................          0               2,000              --
  R. E. Chappell.....................................          0               2,000              --
  N. DeBenedictis....................................      1,000                   0              --
  G. H. Glatfelter II................................          0              34,740(9)           --
  R. S. Hillas.......................................      6,000                   0              --
  M. A. Johnson II...................................     10,544               1,536              --
  J. W. Kennedy......................................     14,800               2,000              --
  R. S. Lawrence.....................................      3,906              24,878(10)          --
  J. F. Myers........................................     62,655              25,419(11)          --
  R. P. Newcomer.....................................      3,174              27,579(11)          --
  T. C. Norris.......................................     54,567              40,022(12)          --
  P. R. Roedel.......................................        200                   0              --
  J. M. Sanzo........................................        500                   0              --
  R. L. Smoot........................................        200                   0              --
  R. W. Wand.........................................     45,760               9,384              --
  All directors and executive officers as a group....    206,412          11,057,577(13)        26.3%

---------------
 (1) Reported in this column are shares held of record.

 (2) Does not include shares reported in Direct Ownership column. For purposes of the table, shares of Common Stock are considered beneficially owned by a person if such person has or shares voting or investment power with respect to such stock. As a result, the same security may be beneficially owned by more than one person and, accordingly, in some cases, the same shares are listed opposite more than one name in the table. Also includes, in some cases, shares beneficially held by wives or minor children, as to which beneficial ownership is disclaimed.

 (3) Consists of 8,942,690 shares as to which PNC Bank Corp. has sole voting power; 7,702,399 shares as to which PNC Bank Corp. has shared voting power; 8,301,057 shares as to which PNC Bank Corp. has sole investment power; and 7,921,204 shares as to which PNC Bank Corp. has shared investment power. The amounts specified for shared voting power and shared investment power both include 6,213,481 and 90,469 shares held by PNC Bank as co-trustee with P. H. Glatfelter III and G. H. Glatfelter, respectively. In addition, 13,512,473 shares of the total amount of shares beneficially held by PNC Bank Corp. are deposited in the Voting Trust (see footnotes (5) and (7)). Of the 16,717,089 shares beneficially held by PNC Bank Corp., all such shares are also considered to be beneficially held by its subsidiary, PNC Bancorp, Inc., and 16,706,689 shares are considered to be beneficially held by PNC Bank.

 (4) Includes 6,213,481 shares held as co-trustee with PNC Bank; 1,247,766 shares (of which 968,622 shares are also included in the total number of shares which he holds as co-trustee) which P. H. Glatfelter III has the right to withdraw from certain trusts of which PNC Bank is trustee; 3,229,020 shares (all of which are held in trusts of which PNC Bank is trustee) which P. H. Glatfelter III and G. H. Glatfelter have the collective right, on certain conditions, to purchase; and 869,424 shares (of which 689,232 shares are also included in the total number of shares which he holds as co-trustee and the remainder are held in trusts of which PNC Bank is trustee) which P. H. Glatfelter III has the right, on certain conditions, to purchase.

 (5) All shares beneficially owned by P. H. Glatfelter III and G. H. Glatfelter are deposited in the Voting Trust (see footnote (7)).

 (6) Includes 90,469 shares held as co-trustee with PNC Bank, 905,577 shares (of which 4,416 shares are also included in the number of shares which he holds as co-trustee) which G. H. Glatfelter has the right to withdraw from certain trusts of which PNC Bank is trustee and 3,229,020 shares which
     P. H. Glatfelter III and G. H. Glatfelter have the collective right, on certain conditions, to purchase.

 (7) Consists of shares beneficially owned by certain descendants of Philip H. Glatfelter or the spouses of such descendants, including shares beneficially owned by P. H. Glatfelter III, G. H. Glatfelter and G. H. Glatfelter II, which were deposited in the P. H. Glatfelter Family Shareholders' Voting Trust dated July 1, 1993 (the "Voting Trust"). Shares deposited in the Voting Trust may be withdrawn subject to certain conditions. Co-trustees for the Voting Trust are William M. Eyster II, Patricia G. Foulkrod, Phillip H. Glatfelter IV, William L. Glatfelter III, Irene G. Fegley and PNC Bank. Co-trustees other than PNC Bank each represent a family group. The shares deposited in the Voting Trust may be voted only in accordance with a majority of votes cast by the co-trustees pursuant to a weighted formula in which (i) each co-trustee (other than PNC
     Bank) is entitled to cast such number of votes as is equal to the number of shares deposited in the Voting Trust in which members of his or her family group have an interest and (ii) PNC Bank is entitled to cast such number of votes as is equal to the number of shares deposited in the Voting Trust in which any fiduciary trust of which PNC Bank is a trustee and which is for the benefit of one or more Glatfelter family members has an interest. The co-trustees have no dispositive power with regard to the shares deposited in the Voting Trust. The Voting Trust will continue until it is terminated by the co-trustees or all of the shares deposited in the Voting Trust are withdrawn. The address for each of the co-trustees is c/o PNC Bank, 17th and Chestnut Streets, Philadelphia, Pa.

 (8) Represents 2,428,803 shares beneficially owned, as of February 29, 1996, by The Berkeley Financial Group through its direct, wholly-owned subsidiary, NM Capital Management, Inc., which beneficially owns 2,384,703 shares, and through its direct, wholly-owned subsidiary, John Hancock Advisers, Inc., which beneficially owns 44,100 shares. The Berkeley Financial Group is a direct, wholly-owned subsidiary of John Hancock Asset Management, which is a direct, wholly-owned subsidiary of John Hancock Subsidiaries, Inc., which is a direct, wholly-owned subsidiary of John Hancock Mutual Life Insurance Company.

 (9) Includes 22,645 shares subject to the currently exercisable portions of options. Of the shares beneficially owned by G. H. Glatfelter II, 11,580 are subject to the Voting Trust (see footnote (7)).

(10) Includes 22,645 shares subject to the currently exercisable portions of options.

(11) Includes 23,308 shares subject to the currently exercisable portions of options.

(12) Includes 33,750 shares subject to the currently exercisable portions of options.

(13) Includes 166,254 shares subject to currently exercisable portions of options. The Form 4 filed by R. S. Lawrence on September 27, 1995 did not reflect the acquisition of 500 shares by Mr. Lawrence's wife on September 12, 1995. Mr. Lawrence filed a Form 4 on December 7, 1995 to disclose the beneficial ownership of such shares.

     P. H. Glatfelter III, G. H. Glatfelter, the Voting Trust, PNC Bank Corp., PNC Bancorp, Inc., PNC Bank and John Hancock Mutual Life Insurance Company and its above-referenced subsidiaries may be deemed to be "control persons" of the Company for purposes of the proxy rules and regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present to the meeting any business other than the election of directors. If any other matter is presented to the meeting which under applicable proxy regulations need not be included in this proxy statement or which the Board of Directors did not know would be presented a reasonable time before this solicitation, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     The Company must receive any proposal which a shareholder wishes to submit to the 1997 annual meeting of shareholders by November 17, 1996, if the proposal is to be considered by the Board of Directors for inclusion in the proxy material for that meeting.

                                            /s/ R. S. WOOD

                                            R. S. WOOD,
                                            Secretary

March 15, 1996

                            [RECYCLED PAPER LOGO]

                          Printed on Ecusta Nyalite
                   Manufactured by the Ecusta Division of the
                            P. H. Glatfelter Company
                        Basis 25x38 -- 40 lb. Recycled.

PROXY                       P. H. GLATFELTER COMPANY
                           SPRING GROVE, PENNSYLVANIA
                      ------------------------------------
                        PROXY SOLICITED ON BEHALF OF THE
            BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD APRIL 24, 1996


         The undersigned shareholder of P. H. Glatfelter Company hereby appoints Roger S. Hillas, Paul R. Roedel and John M. Sanzo and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the Company's principal office, Spring Grove, Pennsylvania, on Wednesday, April 24, 1996, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

         IT IS AGREED THAT UNLESS OTHERWISE MARKED ON THE OTHER SIDE SAID ATTORNEYS AND PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS.

  (PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE)

                  (Continued and to be signed on reverse side)

/X/      PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.


                                 VOTE FOR ALL
                               NOMINEES LISTED                 VOTE
                             AT RIGHT, EXCEPT AS             WITHHELD
                               INDICATED BELOW          FROM ALL NOMINEES

1. Election of Directors:            / /                       / /


THE BOARD OF DIRECTORS RECOMMENDS VOTING 'FOR' THE NOMINEES.
NOMINEES:  Term Expiring in 1999:
           Nicholas DeBenedictis
           George H. Glatfelter
           M. A. Johnson II

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW:

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Signature                                               Date
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Signature                                               Date
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                        IF HELD JOINTLY


NOTE: Signature should be the same as the name printed above. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their title when signing.